Exhibit 10.41
THIRD AMENDMENT TO LEASE
THIS THIRD AMENDMENT TO LEASE (this “Amendment”) made as of the 30th day of October, 2008, by and between SEYMOUR R. POWERS, TRUSTEE, AND CAROLE KOLSKY, DEBORAH A. TAUBER AND STEPHEN L. GRISS (AS SUCCESSORS TO LEON GRISS AND RUTH GRISS), with an office address c/o M&M Realty, Commerce Park, P.O. Box 581, 7 Finance Drive, Danbury, Connecticut 06810 (together, the “Lessor”) and ADVANCED TECHNOLOGY MATERIALS, INC., a corporation organized and existing under the laws of the State of Delaware with an office address at 6 Commerce Drive, Danbury, Connecticut 06810 (the “Lessee”).
RECITALS:
By Lease Agreement dated November 22nd, 2000 as amended by Amendment to Lease dated March 24th, 2003 and Second Amendment to Lease dated January 18th, 2007 (the “Lease”), the Lessor leased to Lessee approximately 31,300 square feet in the building commonly known as 6 Commerce Drive, Danbury, Connecticut, which Premises are described in the Lease as the “Premises”. Under the Lease as amended, the Lessee was granted an Initial Term ending December 31, 2009, together with Renewal Terms as set forth therein. Lessee has requested an extension of the Initial Term and Lessor has agreed to grant an extension of 24 months to the Initial Term so that it expires December 31, 2011. All capitalized terms not defined herein shall have the meaning set forth in the Lease.
NOW, THEREFORE, in consideration of the Premises, the parties hereto agree as follows:
1. Term. The Premises shall be leased to Lessee for an Initial Term ending December 31, 2011, which Lessor and Lessee stipulate and agree is the date the Initial Term of the Lease ends unless the term is extended pursuant to Section 23 of the Lease. The Lessee’s options to renew pursuant to Section 23 of the Lease shall remain in full force and effect without change notwithstanding the extension of the Initial Term set forth herein.
2. Fixed Rent. Section 5.1 of the Lease is amended to provide that during the portion of the Initial Term (as extended by this Agreement) commencing January 1, 2010 and ending December 31, 2011, the Fixed Rent will remain unchanged in the amount of $211,275.45 per annum payable in equal monthly installments of $17,606.29. Section 5.2 is hereby amended to change the date references from January 1, 2010 to January 1, 2012 and to provide that the Fixed Rent during the First Renewal Term commencing January 1, 2012 shall be $211,275.00 per annum payable in equal monthly installments of $17,606.25. Section 5.3 is hereby amended to change the date references from January 1, 2015 to January 1, 2017 and to provide that the Fixed Rent during the Second Renewal Term shall be $217,275.00 per annum payable in equal monthly installments of $18,106.25.

3. Alterations. It is agreed that (i) the last sentence of Section 10.7 of the Lease shall be of no force or effect with respect to Alterations made prior to the date of this Amendment, and (ii) Lessor agrees to waive any claim that it may have had against Lessee as of the date of this Amendment for any breach of Section 10.1, 10.2 or 10.3 of the Lease.
4. No Other Amendments. Except as set forth herein, the Lease remains in full force and effect and otherwise unamended.
Signatures on next following page

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IN WITNESS WHEREOF, the Landlord and Tenant have executed this Amendment as of the day and date first above written.

Signed, sealed and delivered
In the presence of:		LESSOR:
/s/		/s/ Seymour R. Powers

SEYMOUR R. POWERS, TRUSTEE
/s/

/s/		/s/ Carole Kolsky

CAROLE KOLSKY
/s/

/s/		/s/ Deborah Tauber

DEBORAH A. TAUBER
/s/

/s/		/s/ Stephen L. Griss

STEPHEN L. GRISS
/s/

LESSEE:
ADVANCED TECHNOLOGY
MATERIALS, INC.,

	By:	/s/ Daniel P. Sharkey

Daniel P. Sharkey

	Its	Executive Vice President
Business Development

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